Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held at 2:00 p.m., June 18, 2014.

May 2, 2014

Dear First Security Group, Inc. Shareholder:

In accordance with the U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy statement ("Proxy Statement"), our 2013 Annual Report, which includes our annual report on Form 10-K for the year ended December 31, 2013 ("Annual Report"), and other proxy materials to shareholders for our 2014 Annual Meeting of Shareholders ("Annual Meeting"). This is the first year we are using this procedure for delivering proxy materials. Shareholders will not receive printed copies of the Proxy Statement, Annual Report, or other proxy materials as they have in prior years, unless they request them. We are instead mailing to our shareholders this Notice of Internet Availability of Proxy Materials (the "Notice") that explains how shareholders may access and review the proxy materials and how shareholders may submit their proxy for the Annual Meeting. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Date and Location of Annual Meetings

The Annual Meeting will be held at the Chattanooga Convention Center located at 1100 Carter Street, Chattanooga, Tennessee, on Wednesday, June 18, 2014 at 2:00 p.m. local time.

Proposals to be Voted Upon by Shareholders

The Board of Directors recommends that you vote "FOR" each of the following proposals:

1.	Election of Directors. To elect nine (9) directors to serve until the 2015 Annual Meeting of Shareholders and until their successors have been elected and qualified,

2.
Advisory Vote on Executive Compensation. Non-binding approval of the compensation of First Security’s executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, and

3.	Ratify Auditors. To ratify the appointment of Crowe Horwath LLP as the independent public accounting firm for First Security for the fiscal year ending December 31, 2014.

If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by shareholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter. Shareholders of record at the close of business on April 15, 2014 ("Record Date") are the shareholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 18, 2014
You are receiving this communication because you held shares of common stock in First Security Group, Inc. as of the Record Date.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Annual Meeting Proxy Statement and 2013 Annual Report are available at http://www.rtcoproxy.com/FSGI.
If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this notice or before June 6, 2014 to facilitate timely delivery.

Shareholder Control Number

How to Access the Proxy Materials

Using your Shareholder Control Number (which is printed at the bottom right hand corner of the front page of this Notice), you may access the following proxy materials on the Internet at http://www.rtcoproxy.com/FSGI: (1) Notice of the Annual Meeting, (2) the Proxy Statement, and (3) the Annual Report. We encourage all shareholders to access and review all of the important information contained in the proxy materials before voting.

If you would like a paper or email copy of the proxy materials, you must request one. There is no charge for requesting a copy. Please choose one of the following methods to make your request:

•	by calling 800-951-2405 (please have your Shareholder Control Number, which is printed at the bottom right hand corner of the front page of this Notice), or

•	by sending an email to fulfillment@rtco.com and inserting your Shareholder Control Number in the subject line, or

•	by making your request online at http://www.rtcoproxy.com/FSGI and providing your Shareholder Control Number when prompted.

Please make your request for a copy of these reports by June 6, 2014 to ensure delivery before the Annual Meeting. You will have the opportunity to make your request for paper or email copies that will apply to future meetings (which you may revoke at any time) or only for the Annual Meeting.

How to Vote

You may vote your shares of common stock by using any of the following options:

•
Via Internet-as prompted by the menu found at https://www.rtcoproxy.com/FSGI; follow the instructions to obtain your records and submit an electronic ballot. Please have your Shareholder Control Number, which can be found on the bottom right hand corner of the front page of this Notice, when you access this voting site. No other personal information will be required in order to vote in this manner.

•
By Telephone-call 855-673-0640 and then follow the voice instructions. Please have your Shareholder Control Number when you call. No other personal information will be required in order to vote in this manner.

•
Voting in Person-if you wish to vote in person at the Annual Meeting, you will need personal identification and, unless you are a registered holder of common stock, evidence of your ownership of common stock as of the close of business on the Record Date. Please see the Proxy Statement online for any additional requirements for attending the Annual Meeting.

•
By Mail-if you request a paper or email copy of these documents and the proxy card in accordance with the instructions above and wish to vote by mail, simply cast your vote on the proxy card and sign and return it in the accompanying postage-paid envelope. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board of Directors' recommendation.

We request that you cast your vote promptly. Thank you for your continued support.